UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010

PSS WORLD MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23832	59-2280364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4345 Southpoint Blvd.
Jacksonville, Florida
32216

(Address of principal executive offices, including zip code)

(904) 332-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 24, 2010, PSS World Medical, Inc. (the “Company”) issued a press release announcing the Company’s Board of Directors authorized the repurchase of up to 3.0 million shares of the Company’s total common stock.

The Company is authorized from time to time, depending upon market conditions and other factors, to repurchase up to a maximum of 3.0 million shares of its total common stock, in the open market, by block purchase, in accelerated programs or in privately negotiated transactions.  Such repurchases will be made in compliance with applicable rules and regulations and may be discontinued at any time.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of PSS World Medical, Inc., dated March 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 24, 2010                                                                                                     PSS WORLD MEDICAL, INC.

By:           /s/ David M. Bronson
Name:      David M. Bronson
Title:        Executive Vice President and
 Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                      Exhibit Name
99.1                      Press Release dated March 24, 2010.